EX-33 (e)
(logo) Citibank

Citibank, N.A.
Citibank Custodial Operations
5280 Corporate Drive
MC0052
Frederick, MD 21740


Management Assessment of Compliance with Applicable Servicing Criteria

1. Citibank, N.A., (the "Custodian") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Exhibit A hereto, in connection with the servicing of residential mortgage loans for which the Custodian performs a custodial servicing function pursuant to a custodial agreement with Citigroup Mortgage Loan Trust Inc. for post December 31, 2005 transactions ("the Platform"), as of and for the year ended December 31, 2006;

2. Except as set forth in paragraph 3 below, the Custodian used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended December 31, 2006;

3. All criteria on Exhibit A hereto are inapplicable to the Custodian based on the activities it performs with respect to asset-backed securities transactions, except for 1122(d)(4)(i) and 1122(d)(4)(ii);

4. The Custodian has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2006;

5. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Custodian's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2006.


March 19, 2007


By:/s/ Herb Gover
Name: Herb Gover
Title: Executive Vice President, North American Consumer Asset Operations


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EXHIBIT A

                                                                                                       INAPPLICABLE
                                                                                 APPLICABLE              SERVICING
                             SERVICING CRITERIA                              SERVICING CRITERIA           CRITERIA


                                                                                 Performed by
                                                                  Performed     Vendor(s) for
                                                                  Directly      which Custodian
                                                                     by          is Responsible
  Reference                      Criteria                         Custodian^2        Party^3


General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted to                                                    X
                 monitor any performance or other triggers
                 and events of default in accordance with the
                 transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are                                                     X
                 outsourced to third parties, policies and
                 procedures are instituted to monitor the
                 third party's performance and compliance
                 with such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                          X
                 agreements to maintain a back-up servicer for
                 the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions policy                                              X
                 is in effect on the party participating in the
                 servicing function throughout the reporting
                 period in the amount of coverage required by
                 and otherwise in accordance with the terms of
                 the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited into the                                            X
                 appropriate custodial bank accounts and related
                 bank clearing accounts no more than two
                 business days following receipt, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on behalf                                               X
                 of an obligor or to an investor are made only by
                 authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding                                                    X
                 collections, cash flows or distributions, and
                 any interest or other fees charged for such
                 advances, are made, reviewed, and approved
                 as specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction, such                                               X
                 as cash reserve accounts or accounts
                 established as a form of overcollateralization,
                 are separately maintained (e.g., with respect
                 to commingling of cash) as set forth in the
                 transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at a                                                    X
                 federally insured depository institution as
                 set forth in the transaction agreements. For
                 purposes of this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a foreign
                 financial institution that meets the requirements
                 of Rule 240.13k-1(b)(1) of the Securities Exchange
                 Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to prevent                                             X
                 unauthorized access.


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1122(d)(2)(vii)  Reconciliations are prepared on a monthly basis                                              X
                 for all asset-backed securities related bank
                 accounts, including custodial accounts and
                 related bank clearing accounts. These
                 reconciliations are: (A) mathematically
                 accurate; (B) prepared within 30 calendar
                 days after the bank statement cutoff date, or
                 such other number of days specified in the
                 transaction agreements; (C) reviewed and
                 approved by someone other than the person who
                 prepared the reconciliation; and (D) contain
                 explanations for reconciling items. These
                 reconciling items are resolved within 90
                 calendar days of their original identification,
                 or such other number of days specified in the
                 transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be                                                  X
                 filed with the Commission, are maintained in
                 accordance with the transaction agreements and
                 applicable Commission requirements.
                 Specifically, such reports (A) are prepared in
                 accordance with timeframes and other terms set
                 forth in the transaction agreements; (B) provide
                 information calculated in accordance with the
                 terms specified in the transaction agreements;
                 (C) are filed with the Commission as required
                 by its rules and regulations; and (D) agree
                 with the investors' or trustee's records as to
                 the total unpaid principal balance and number
                 of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and                                                   X
                 and remitted in accordance with timeframes,
                 distribution priority and other terms set forth
                 in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted                                                 X
                 within two business days to the Servicer's
                 investor records, or such other number of days
                 specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the investor                                               X
                 reports agree with cancelled checks, or other
                 form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans is          X^i
                 maintained as required by the transaction
                 agreements or related mortgage loan documents.

1122(d)(4)(ii)   Mortgage loans and related documents are             X^ii
                 safeguarded as required by the transaction
                 agreements.

1122(d)(4)(iii)  Any additions, removals, or substitutions to the                                             X
                 asset pool are made, reviewed, and approved
                 in accordance with any conditions or requirements
                 in the transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any                                                    X
                 payoffs, made in accordance with related
                 mortgage loan documents are posted to the
                 Servicer's obligor records maintained no more
                 than two business days after receipt, or such
                 other number of days specified in the
                 transaction agreements, and allocated to
                 principal, interest, or other items (e.g.,
                 escrow) in accordance with the related mortgage
                 loan documents.

1122(d)(4)(v)    The Servicer's records regarding the mortgage                                                X
                 loans agree with the Servicer's records with
                 respect to an obligor's unpaid principal
                 balance.


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1122(d)(4)(vi)   Changes with respect to the terms or status of                                               X
                 an obligor's mortgage loans (e.g., loan
                 modifications or re-agings) are made, reviewed
                 and approved by authorized personnel in
                 accordance with the transaction agreements and
                 related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,                                                   X
                 forbearance plans, modifications and deeds in
                 lieu of foreclosure, foreclosures and
                 repossessions, as applicable) are initiated,
                 conducted, and concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are                                                   X
                 maintained during the period a mortgage loan
                 is delinquent in accordance with the
                 transaction agreements. Such records are
                 maintained on at least a monthly basis, or such
                 other period specified in the transaction
                 agreements, and describe the entity's activities
                 in monitoring delinquent mortgage loans including,
                 for example, phone calls, letters, and payment
                 rescheduling plans in cases where delinquency
                 is deemed temporary (e.g., illness or
                 unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of return                                             X
                 for mortgage loans with variable rates are
                 computed based on the related mortgage loan
                 documents.

1122(d)(4)(x)    Regarding any funds held in trust for an obligor                                             X
                 (such as escrow accounts): (A) such funds are
                 analyzed, in accordance with the obligor's
                 mortgage loan documents, on at least an annual
                 basis, or such other period specified in the
                 transaction agreements; (B) interest on such
                 funds is paid, or credited, to obligors in
                 accordance with applicable mortgage loan documents
                 and state laws; and (C) such funds are returned
                 to the obligor within 30 calendar days of full
                 repayment of the related mortgage loans, or such
                 other number of days specified in the
                 transaction agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such as                                               X
                 tax or insurance payments) are made on or before
                 the related penalty or expiration dates, as
                 indicated on the appropriate bills or notices
                 for such payments, provided that such support
                 has been received by the servicer at least 30
                 calendar days prior to these dates, or such
                 other number of days specified in the
                 transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with                                                X
                 any payment to be made on behalf of an obligor
                 are paid from the Servicer's funds and not
                 charged to the obligor, unless the late payment
                 was due to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are                                               X
                 posted within two business days to the obligor's
                 records maintained by the Servicer, or such
                 other number of days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs, and uncollectible                                                X
                 accounts are recognized and recorded in
                 accordance with the transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other support,                                                   X
                 identified in Item 1114(a)(1) through (3) or
                 Item 1115 of this Regulation AB, is maintained
                 as set forth in the transaction agreements.


Footnotes to Exhibit A

1 Check only criteria that Servicer neither performs nor takes responsibility for performance of a Vendor.

2 If checked, describe in footnote any portion of the applicable criterion that is not performed by the Servicer (because performed by Vendor or performed by another servicing function participant). See footnotes to Exhibit A at end of document.

3 If checked, describe in footnote the portion of the applicable criterion (if less than all) that is performed by the Vendor. See footnotes to Exhibit A at end of document.

i The custodian is required to safeguard the mortgage file and control the release of the related file.
ii The custodian is required to safeguard the mortgage file and control the release of the related file.